Exhibit 10.13.1

[AET FILMS LOGO]

December 11, 2003

Sent via FEDEX

Mr. Thomas E. Williams
40 Foster Street
Marblehead, MA 01945

Dear Mr. Williams:

        Reference is hereby made to the letter agreement dated September 30, 2002 (the "Letter Agreement") between you and Applied Extrusion Technologies, Inc., a Delaware corporation (the "Company"), with respect to your separation from the Company. Terms defined in the Letter Agreement, and not otherwise defined herein, are used herein with the meanings so defined.

        You currently hold the following stock options issued by the Company and exercisable by you until the Benefits Termination Date ("Options"):

No.	Grant Date	Shares	Exercise Price
1	03/23/95	150,000	$8.25
2	02/02/98	50,000	$7.00
3	03/15/99	75,000	$5.56
4	03/01/00	50,000	$8.00
5	01/08/01	75,000	$2.13
6	06/01/01	75,000	$5.88

        Options numbered 1, 2, 4 and 6 in the above table are referred to herein as the "Relinquished Options", and Options numbered 3 and 5 in the above table are referred to herein as the "Extended Options".

        You hereby tender the Relinquished Options and all documents in your possession evidencing the Relinquished Options to the Company for cancellation and, in consideration therefor, the Company hereby extends the expiration date of each of the Extended Options to the end of such Extended Option's latest expiration date as provided in such Extended Option as originally granted.

        This Agreement constitutes the entire agreement between you and the Company and supersedes all prior and contemporaneous communications, agreements and understandings, whether written or oral, with respect to the Options, excluding only the Letter Agreement as amended and supplemented hereby, the Employment Agreement, the Options and your obligations with respect to the securities of the Company, all of which shall remain in full force and effect in accordance with their terms.

        This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same document. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto.

        If the terms of this Agreement are acceptable to you, please sign, date and return it to me as soon as possible. The enclosed copy of this letter, which you should also sign and date, is for your records.

Sincerely,
APPLIED EXTRUSION TECHNOLOGIES, INC.
By:	/s/ DAVID N. TERHUNE David N. Terhune President

Accepted and agreed:

Signature:	/s/ THOMAS E WILLIAMS
Date:	12/10/03